Exhibit 99

Paramount
A SKYDANCE CORPORATION

SHAREHOLDER LETTER
Q2 2026

1 Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this letter.

August 4, 2026
Summary Points:
•One year in, we’re proud of the great progress: including nearly doubling our theatrical slate from 8 to 15 films in 2026 and on track to release 15+ in 2027; 40 new or returning DTC series greenlit; and over 90 series and 800+ episodes expected from our TV studios in 2026.
•Q2 was our best quarter for retention in Paramount+'s history, powered by Dutton Ranch, UFC, and the FIFA World Cup non-exclusively across six countries in Latin America, gaining ~2 million new Paramount+ subscribers in the quarter to reach 81.6 million worldwide.
•Q2 film slate, led by Scary Movie, performed well, and we’re building our pipeline across
Television Studios, Paramount Animation, and Skydance Sports for both first- and third-party distribution.
•Our focus on creative execution and efficiency at TV Media is working: CBS held seven of the top 10 broadcast series in the most recent broadcast season, with an increase in profitability.
•We're raising our full-year 2026 outlook to a range of $3.8-$3.9 billion in adj. EBITDA (12.8%
margin) and now expect free cash flow conversion of at least 10%1.
•Our Upfront delivered double-digit growth in commitments across the company and was our strongest since the CBS-Viacom merger, reflecting the strength of our cross-platform offering.
•We continue to prepare for our proposed combination with Warner Bros. Discovery, while staying focused on executing our standalone strategy and delivering strong results.

Fellow shareholders,
A year ago, we laid out our three north star priorities that would guide the new Paramount:
•Investing in our growth businesses anchored by our creative engines and superior storytelling
•Scaling our direct-to-consumer business globally
•Driving efficiency enterprise-wide with a focus on long-term free cash flow generation
Looking back on the past twelve months, I’m incredibly proud of how our team has turned those priorities into measurable progress, reflecting their talent, hard work, and dedication.
We’ve focused on transforming the business and investing in areas where we see the biggest opportunity for growth. Our primary focus is high-quality storytelling, and we’ve nearly doubled our theatrical output from eight releases in 2025 to 15 in 2026, while also delivering over 90 series and a combined 800+ episodes. Beyond 2026, we are on track to release more than 15 films in 2027, including new and franchise titles, such as Children of Blood and Bone, featuring an all-star cast, the fourth installment of the Sonic the Hedgehog franchise, and Teyana Taylor’s directorial debut Get Lite.
At the same time, we’ve assembled one of the strongest creative rosters in the industry, welcoming new and returning world-class storytellers including the Duffer Brothers, Matt Stone and Trey Parker,
Jon M. Chu, Issa Rae, Liz Tigelaar, and James Mangold, with many more to come.
Of course, great storytelling comes in many forms. We’ve also expanded our leadership in live sports through new partnerships with the UFC, Zuffa Boxing, and UEFA, complementing an already strong portfolio that includes the NFL, WNBA, the PGA TOUR, March Madness, and more. Notably, our seven-
year UFC media rights agreement brought every UFC event to Paramount+ beginning this year and, within just a few months, has delivered some of the platform’s biggest audiences ever. It’s a powerful validation of what we’ve long believed: premium live sports improve engagement, strengthen retention, and increase the value of our service for subscribers.
All of this – greater investment in storytelling, new talent and expanded sports rights – is fueling a deeper, broader slate on Paramount+. We’ve greenlit 40 new or returning series since August 2025, including 10+ produced externally as we broaden our offering and expand our business with third-party studios. While we’ll continue to grow our slate, these early investments have helped grow Paramount+
from approximately 77 million subscribers before the Skydance transaction to nearly 82 million today, while deliberately improving the quality and economics of our subscriber base through selective strategic exits (including 3 million exits in 1H’26). At the same time, we’re making meaningful progress on the product side, with the first phase of convergence now underway, the introduction of Clips, and continued improvements to the experience across our streaming services.
Together, these platform and content investments are translating into stronger customer engagement with double-digit growth in view hours in Q2. Paramount+ also delivered the best quarter of retention in the service’s history, underscoring the strength of our strategy and the value we’re creating for subscribers. And we’ve achieved this while expanding margins through the first half of 2026. We continue to expect digital advertising growth to accelerate in the back half of the year, supported by our recently concluded Upfront, which delivered a double-digit percentage increase in commitments year-over-year and marked the company’s strongest Upfront since the CBS-Viacom merger.

As we’ve expanded our slate and strengthened the streaming foundation that underpins our business, we’ve made meaningful progress over the past year towards becoming a more efficient, agile company. This impact is most evident in our TV Media business, where revenue is down 7% year-to-
date, yet profitability has increased 14% compared with the first half of 2025. We’re also seeing early benefits from our platform unification efforts, bringing Paramount+ and Pluto TV onto a single technology stack to improve efficiency, accelerate innovation, and deliver a better experience for consumers.
One year in, we are proud of the progress we’ve made, and we’re energized by the path ahead. While there is still significant work to be done, our confidence in the opportunity continues to grow, and we’re excited for the future of this company powered by storytelling and accelerated by technology.
That confidence extends to our proposed combination with Warner Bros. Discovery. As we’ve executed against our strategy over the past year, we’ve also prepared to close the transaction, and we remain confident it will be completed, creating a stronger, more competitive, creative-first media company that builds on the foundation we’ve established – one that benefits consumers, theater exhibitors, and creatives.
We have publicly committed to releasing at least 30 high-quality films annually, each with a minimum
45-day theatrical window, while continuing to license content to, and acquire content from, third parties. The rationale is straightforward: as technology-funded competitors like Netflix, Amazon and
Apple reshape the industry, combining Paramount and WBD creates a company with the breadth and resources to compete on equal footing – making this transaction pro-competitive, pro-consumer, and pro-creative community.
While we work to complete the transaction, our focus is on executing our standalone strategy and delivering strong results. That’s what will ultimately define our success as a combined company, and it remains the best measure of our progress.
With that broader context in mind, here’s a closer look at how each of our segments is performing today and where we’re focused as we head into year two.
Direct-to-Consumer
Paramount+ delivered a standout quarter, with programming driving subscriber additions to a new global high and double-digit growth in total engagement. Q2 also marked another milestone: our best quarter for retention in the service’s history. Dutton Ranch, UFC, and the FIFA World Cup were key factors, reinforcing how live sports and marquee content – including our Originals, CBS lineup, and deep library – attract and retain subscribers. Together, these results drove 16% year-over-year
Paramount+ revenue growth in Q2 while accelerating our path to higher profitability for the year.
Dutton Ranch launched on May 15 as the biggest original series debut in Paramount+ history, attracting 12.9 million viewers in its first week and finishing the season with a record-setting 13.4 million average views per episode. In June, we streamed UFC Freedom 250 live from the White House
South Lawn – a first-of-its-kind global production that drew a record 17 million viewers across the U.S.
and Latin America, the largest-ever audience for an exclusive live event on Paramount+. In Q2, we also delivered the FIFA World Cup live across six Latin American countries, driving our best quarter of engagement in LATAM and reaching millions of households. That momentum carried into July, as UFC

329 delivered the highest peak concurrent streams in the platform’s history for an exclusive live event, trailing only Super Bowl LVIII. Since the start of the year, 20 million subscriber households have watched more than 200 million hours of UFC programming on Paramount+, generating viewership more than 23 times the average pay-per-view event over the past two years.
We also expanded our content footprint in Q2 by fully integrating BET+ into Paramount+, bringing more than 1,000 hours of BET originals, movies, and specials to a larger audience and increasing visibility for BET’s stories and creators. Following the migration, engagement among migrated subscribers increased meaningfully versus the BET+ year-to-date average, driven by new seasons of
Tyler Perry’s Divorced Sistas, Zatima, All The Queen’s Men, and more.
Our third quarter slate is off to a strong start with the launches of Avatar Aang: The Last Airbender and the third season of Lioness, and the return of MobLand coming next month. September also brings a compelling live sports lineup, including UEFA, NFL simulcasts, UFC 331, and our first premium live boxing event on Paramount+ on September 12. We greenlit new seasons of the hit series The Madison and Dutton Ranch, along with Clueless, a limited series based on Paramount’s cult classic film and starring Alicia Silverstone, and Ascent, a new thriller starring and executive produced by EGOT winner
Viola Davis. Both Clueless and Ascent will be filmed in Los Angeles.
Meanwhile, our product focus is on building on our programming momentum and planned investments by strengthening our platform offering. This includes efforts to enhance our services, which are already resulting in improved viewing experiences. Our in-house streaming player, validated through more than 800 controlled experiments, has significantly improved video quality while virtually eliminating high-rebuffering in low-bandwidth conditions, and Smart TV app startup times are now
66% faster.
Coming into the business, we understood we had a lot of work ahead to bring our streaming experiences up to best-in-class standards and we are making progress against that as quickly as possible – with ambitions to lead in innovation and experimentation over time.
We’re also working on introducing a variety of features, including our short-form video experience,
Clips, designed to deepen engagement. We also made progress in Q2 on efforts to evolve the product experience on Pluto TV including expanding registration and first-party identity and growing the on-
demand offering as part of our broader platform update.
Together, these investments reflect a balanced strategy: executing against a roadmap already underway while continuing to innovate so that Paramount+ and Pluto TV remain at the center of how audiences discover and engage with our programming as we build an entertainment platform for the future.

Studios
The segment is continuing to see strong, profitable growth year-over-year in the second quarter, a meaningful improvement from a loss in the prior-year period. On the film side, our Studios turnaround is showing real, measurable progress as our Q2 releases outperformed expectations, reflecting not only the strength of our slate, but also a more disciplined, data-driven approach to greenlighting, marketing, and distribution. By applying audience insights and analytics throughout the process, we’re making smarter decisions and generating 11% more box office per dollar of marketing spend in 2026 compared to 2025. With eight films still to come in the second half of this year, including PAW Patrol: The Dino
Movie, Street Fighter, and Mr. Irrelevant with the NFL – the league’s first theatrical release – we’re continuing to build the broader, more diverse slate we set out to create. That momentum carries into
2027, with another strong lineup that spans iconic franchises, original storytelling, and bold new creative voices, positioning the Studios for sustained, profitable growth.
Our Television Studios continue to build a strong pipeline of premium content across platforms and markets. CBS Studios is producing or co-producing 15 new and returning series for the network’s upcoming season, while expanding its reach with leading third-party streamers and international broadcasters, including with the newest installment of the NCIS universe, NCIS: New York, as well as high-profile series such as Netflix’s Little House on the Prairie, Apple TV’s Murderbot, Amazon’s Odd
Jobs, and F-Ward in Australia, among others.
Paramount Television Studios is producing a stellar slate of shows for our networks and third parties, with 20 active titles for Paramount+, including Dexter: Resurrection, Tulsa King and its spinoff Frisco
King. Other recent wins include Ride or Die on Amazon Prime, which quickly became the top show in the U.S. with an estimated 1.6 billion minutes watched, and XO, Kitty, which spent three weeks on
Netflix’s Global Top 10 Shows list and reached #1 in 54 countries, including the U.S. This quarter will also see the launch of the newest season of Reacher on Amazon, and its anticipated spinoff, Neagley.
Paramount Animation is expanding its pipeline with a diverse slate of original and franchise-driven projects, including The Naughty List, an original animated feature from filmmaker Robert Rodriguez; an animated feature based on CBS’ Survivor franchise with Jeff Probst executive producing; and an adaptation of the comic Freddy the 13th with Dan Trachtenberg directing. And Skydance Sports, our premium studio under Paramount Sports Entertainment, is growing its portfolio as well, as highlighted in the quarter by Netflix’s RAFA, the first primarily non-English docuseries nominated for a primetime
Emmy®.
Content licensing continues to gain momentum, with recent wins including key international deals for
CBS series and kids and family content; strong ongoing results from our domestic Pay 1 output deals;
and the continued success of studio-produced titles such as Swapped, a film from Skydance Animation that is on track to become Netflix’s second most viewed original animated film. Across our studios, we are focused on maximizing the value of our content by serving both our own platforms and a broad range of strategic partners, with recent licensing partnerships with the likes of Amazon, Netflix, Tubi, and Tencent.
As we reinvigorate the business, we’re seeing the value of our library increase, with healthy double-
digit revenue growth in Q2 and expected for the full year – a meaningful turnaround from prior years’
trends.

In June, we launched Paramount Games, our dedicated games division serving as both a publisher and incubator for interactive entertainment built around our world-class IP. That same week, we announced two major titles in development – TMNT: The Last Ronin and Star Trek: Shadow Frontier.
Our latest release, Avatar Legends: The Fighting Game, is performing very well with an 80 Metacritic score.
TV Media
Our TV Media segment continues to deliver on the transformation we set out to achieve, growing profit and margin even as the industry navigates secular pressure on linear and the ongoing shift to streaming. CBS remains the anchor of that strategy, driven by strong live sports performance alongside seven of the top 10 broadcast series in the most recent broadcast season. Flagship franchises like
Survivor's milestone 50th season delivered some of the network's biggest performances, further reinforcing the crossover strength across our platform as CBS and Paramount+ had 10 of the top 20 series across all linear and streaming programming in Q2. Meanwhile, our cable portfolio brands, including The Daily Show, RuPaul's Drag Race, PAW Patrol, and SpongeBob SquarePants, each set new performance benchmarks, including The Daily Show achieving its highest ratings in nine years, while the BET Awards drew its highest ratings and largest audience in years.
That momentum carries into next season – the 2026-2027 primetime schedule features 15 CBS Studios series, including new additions Cupertino, Einstein, and Eternally Yours, alongside returning hit series
Sheriff’s Country and Matlock. CBS, CBS Studios, and CBS Media Ventures led all networks with a combined 48 nominations for the 53rd Annual Daytime Emmy® Awards, further recognition of the caliber of storytelling driving the network's performance.
Sports is another strong pillar of that strategy. In Q2, CBS Sports set ratings records across the board with the most-watched Masters in over a decade, the most-watched UEFA Champions League Final ever on U.S. English-language television, and our most-watched WNBA game ever following our new long-term partnership with the league. Looking ahead, the NFL remains a strong partnership, and this fall's expanded schedule – featuring an additional primetime game – underscores the value of live sports in growing audience reach, advertiser demand, and engagement across both linear and streaming. Together, these results reflect a TV Media business that is executing on its transformation while continuing to serve our audiences where they are, including on broadcast or Paramount+, and positions our most valuable brands and franchises for the future.

Driving Efficiency and Optimizing Investment Enterprise-wide
We continue to make progress on our transformation at Paramount, and we now expect to deliver over $2.7 billion of run-rate efficiencies by the end of 2026 versus $2.5 billion previously, and continue to expect $3 billion-plus in efficiencies from the Skydance-Paramount combination.
Our progress is evident in our external financials in TV Media, where profitability grew year-over-year while revenue declined, reflecting steps to rightsize the cost structure relative to overall declines in linear revenues. For example, even as we made more efficient programming decisions across TV Media
– with average production costs per episode down nearly 10% year-over-year for the 2025-2026 broadcast season – we saw an increase in our share of the top 20 series. This shows we can manage the segment for profitability while still delivering great entertainment value to audiences.
Across other areas of the business, we’re continuing to make progress on making technology a core competency of the company and operating more efficiently as an enterprise. As one example, we are building enterprise apps in-house across procurement, recruiting, finance, and HR using AI development tools with rapid build times and savings versus third-party solutions. We also have the majority of the workforce using AI tools across an accelerating number of workflows. In particular, we are seeing velocity and volume of features shipped increasing across our streaming engineering team.
Our work to unify company systems is on track as additional divisions went live on Oracle Fusion in
July, and we are on our way to bringing the entire company onto a unified ERP system by early next year.
These efficiencies are also enabling the company to make disciplined reinvestments into growth areas of our business, such as spending over $1.5 billion in new content in 2026 for current and future programming – including UFC, our expanding film slate, and a broader Originals lineup – and strategic scaling of our product and technology capabilities such as investing in AI across our engineering teams and building our ad tech teams and offerings.
2 We present periods before ("predecessor") and after ("successor") the close of the Skydance Transaction (see Financial
Statement Presentation). Because our current GAAP segment structure was not in effect during the predecessor period, the
2025 predecessor revenues by segment shown in this letter constitute a non-GAAP presentation. See Supplemental
Disclosures Regarding Non-GAAP Financial Measures for reconciliations to the historical GAAP segment presentation.

Q2 Results and Q3 and 2026 Outlook
A summary and discussion of Q2 results and our Q3 and 2026 outlook are below2.

In millions, except per share amounts	Predecessor			Successor				Outlook
			7/1/25 -	8/7/25 -
		Q2’25	8/6/25	9/30/25	Q4’25	Q1’26	Q2’26	Q3’26	2026

Direct-to-Consumer		$2,264	$923	$1,344	$2,309	$2,398	$2,474
Y/Y Growth (%)						11%	9%
Studios		1,135	462	738	2,060	1,283	1,314
Y/Y Growth (%)						11%	16%
TV Media		3,454	1,198	2,042	3,799	3,666	3,128
Y/Y Growth (%)						(6)%	(9)%
Eliminations		(4)	(2)	(3)	(20)	—	(3)
Total Revenue		$6,849	$2,581	$4,121	$8,148	$7,347	$6,913	$6,950 - $7,150	$30,000
Y/Y Growth (%)		1%			2%	2%	1%	4% - 7%	4%
Operating Income (Loss)		$399	$80	$244	$(339)	$616	$475
Operating Margin (%)		5.8%	3.1%	5.9%	(4.2)%	8.4%	6.9%
Net Earnings (Loss)		$57	$(244)	$(13)	$(573)	$168	$41
Diluted EPS (1)		$.08	$(.36)	$(.01)	$(.52)	$.15	$.04

Adjusted EBITDA (2)		$863	$313	$684	$674	$1,161	$1,099	$875 - $975	$3,800 - $3,900
Y/Y Growth (%)		(6)%			42%	59%	27%	(12%) - (2%)	16% - 19%
Adj. EBITDA Margin (%)		12.6%	12.1%	16.6%	8.3%	15.8%	15.9%	13.1%	12.8%

Net Cash Provided by (Used For) Operating Activities		$159	$(175)	$268	$217	$185	$319
Free Cash Flow (2)		$114	$(207)	$222	$101	$96	$258
Shares Outstanding (3)		680	675	1,098	1,104	1,118	1,120

Paramount+ Revenue		$1,771	$709	$1,060	$1,837	$1,974	$2,061
Y/Y Growth (%)		23%			17%	17%	16%
Paramount+ Subscribers		76.8		77.9	78.9	79.6	81.6
Y/Y Growth (%)		14%			4%	2%	6%
Note:  (1) Diluted EPS from continuing operations attributable to predecessor or successor; (2) See Supplemental
Disclosures Regarding Non-GAAP Financial Measures (3) Weighted average number of diluted shares outstanding

Q2’26
In Q2, total revenue of $6.9 billion increased 1% versus revenue of $6.8 billion in Q2'25 for the predecessor company, led by growth in DTC and Studios revenues, largely offset by a continued decline in TV Media. Operating income was $475 million (6.9% margin) including $153 million of transaction-
related costs. Adj. EBITDA was $1.1 billion, a 15.9% margin, and increased 27% year-over-year, with profitability up across all segments.
Direct-to-Consumer
•DTC revenue increased 9% year-over-year to $2.5 billion, led by Paramount+ revenue growth of
16% year-over-year, reflecting subscriber growth of approximately 6% and ARPU growth of approximately 12%. We added approximately 2 million subscribers in Q2, ahead of our expectations as subscriber growth accelerated (including nearly 2 million international hard bundle exits in the quarter). Outperformance was driven by our programming slate, including
FIFA World Cup in certain Latin American countries, UFC, and our Originals, all of which contributed to Q2 being our lowest churn quarter in Paramount+’s history. DTC advertising revenue grew 8% year-over-year, with Paramount+ ad revenue growing over 30% in the quarter. As previously noted, we completed our integration of BET+ into Paramount+ in the quarter, which along with Showtime declines, amounted to a modest headwind to total DTC growth.
•DTC adj. EBITDA was $366 million (14.8% margin), up 44% versus $254 million in Q2'25, as revenue growth and cost efficiencies, including a benefit related to the change in accounting basis resulting from the Skydance transaction, more than offset planned investment in programming.
Studios
•Studios revenue increased 16% year-over-year to $1.3 billion, reflecting a strong quarter of third-party deliveries at Paramount Television Studios and the consolidation of Skydance licensing revenues, partially offset by lower theatrical revenue from lapping Mission: Impossible
– The Final Reckoning in the prior year. The Q2 film slate, led by Scary Movie, performed well and came ahead of our expectations.
•Studios adj. EBITDA was $36 million (2.7% margin), compared to -$31 million in Q2'25, driven by improved film slate profitability and TV licensing contribution.
TV Media
•TV Media revenue declined 9% year-over-year to $3.1 billion. Advertising revenue declined 14%
year-over-year, including an approximately eight percentage point headwind from lapping
NCAA Final Four and Championship game advertising in the prior-year quarter, as noted last quarter, as well as an approximate three percentage point headwind from our sales of Telefe and Chilevision. This was partially offset by an approximately two percentage point benefit from political advertising. Affiliate revenue declined 6% year-over-year, consistent with continued
pay TV subscriber erosion while rates remain resilient.
•TV Media adj. EBITDA was $1.1 billion, a 34.0% margin versus a 26.4% margin for Q2’25, benefiting from  disciplined expense management to more than offset revenue declines.

Q3’26
In Q3’26, we expect total revenue of $6.95 billion to $7.15 billion, or 4% to 7% growth year-over-year versus Q3’25 for the predecessor company, with accelerating growth in DTC and Studios and moderating declines in TV Media. In Q3, we expect Paramount+ quarter-over-quarter subscribers will be flattish.
We expect adj. EBITDA of $875 million to $975 million, or a 13.1% margin at the midpoint, with approximately $70 million of stock-based compensation in the quarter. We expect profitability will improve year-over-year in Studios and TV Media. In Direct-to-Consumer, we expect a mid- to high-
single-digit margin in Q3 due primarily to the seasonal timing of content amortization expense, while still expecting full-year growth in our streaming profit. We anticipate transformation costs of roughly
$200 million in Q3, which will impact our reported free cash flow.
2026
For 2026, we continue to expect total revenue of $30 billion, or 4% growth year-over-year, inclusive of predecessor and successor periods. Our expectations by segment are largely consistent with those we outlined in our Q4’25 letter. We are increasing our adj. EBITDA forecast from our previous $3.8 billion to $3.8 to $3.9 billion, or a 12.8% margin at the midpoint. Our profit growth reflects progress against our $3 billion-plus efficiencies and cost management balanced with disciplined reinvestment. We now expect free cash flow conversion of at least 10% before roughly $800 million of transformation costs.
2026 remains an important year of investment – in business transformation, and in content and technology, which we expect will contribute to our growth in 2027 and beyond. Across segments:
•For DTC, we continue to expect accelerating revenue growth across subscription and advertising revenue. Underlying subscriber growth will be healthy and accelerating year-over-
year, with total paid subscribers modestly higher compared to 2025, including approximately 4 million strategic international hard bundle exits.  We continue to expect to grow our DTC profit in 2026 relative to 2025, with profitability weighted more meaningfully to the first half of the year due to the timing of programming investments in Q3 and Q4 as noted above.
•We expect growth in our new Studios segment driven by accelerating licensing and other revenues, including a full-year impact of legacy Skydance revenue, as well as higher licensing from first run, current, and library titles across our studios. Our theatrical slate continues to outperform expectations, though we still expect lower theatrical revenue year-over-year due to lower average box office revenue per film across more releases in 2026 as we build into our
2027+ slates. We expect Studios segment profitability will increase in 2026 versus 2025.
•In TV Media, we expect continued headwinds to affiliate revenue due to pay TV subscriber declines with some moderation in linear advertising declines versus 2025, including expected political spending in 2026 in the back half of the year. We expect to have improving margins in
TV Media as well as growth in total adj. EBITDA in 2026.
•We forecast corporate expenses of approximately $1.5 billion for the year.

Capital Structure & Capital Allocation
We ended the quarter with $1.6 billion in cash and cash equivalents and $15.2 billion in gross debt. In
Q2, we repaid $350 million of our outstanding revolver borrowings to end the quarter at $1.8 billion drawn. As a reminder, we drew $2.15 billion on our revolving credit facility in Q1 to pay the $2.8 billion termination fee WBD owed to Netflix upon entering into our merger agreement. This total amount will be repaid by us from proceeds we will receive from the private placement we entered into in connection with the WBD transaction. We have $86 million in debt maturing for the remainder of
2026.
Warner Bros. Discovery Transaction
As it relates to the planned acquisition of Warner Bros. Discovery, we fully expect the transaction to close and remain focused on preparing for a successful combination once it is complete. Over the past several months, our leadership team and legal partners have worked closely with antitrust and competition authorities around the world. As a result, regulatory bodies and governments representing
65 jurisdictions — including the European Commission, Australia, Brazil, China, the U.S., Germany,
France, Spain, Canada, South Africa, Saudi Arabia, and South Korea — have either cleared the transaction or elected not to challenge it on competition and/or foreign direct investment grounds.
As these clearances demonstrate, the transaction is fully consistent with antitrust laws. The claims in the pending antitrust litigation do not reflect the realities of today's highly competitive entertainment marketplace. Even combined, Paramount and Warner Bros. Discovery would account for just 13% of total U.S. television and streaming viewing time, 18% of the domestic box office over the past 12 months, and 22% on average over the last two years. Those figures reflect a company competing in an intensely competitive marketplace against tech giants such as Netflix, Amazon, Apple, and others —
not one with the market power to dictate outcomes for audiences, creators, or distributors. We remain confident the transaction will be completed, creating a stronger, more competitive media company.
Closing
One year in, we are proud of the progress we’ve made and confident in our strategy. These results are a testament to our people, whose hard work and dedication have made them possible. Looking ahead, we will build on this momentum and grow our business by investing in great storytelling, better serving audiences, and operating more efficiently to create long-term value for shareholders.
Sincerely,
David Ellison
Chairman & CEO
Paramount, a Skydance Corporation

Cautionary Note Concerning Forward-Looking Statements
This letter contains both historical and forward-looking statements, including statements related to our future financial results and performance, potential achievements and transactions (including in connection with our pending merger with Warner Bros. Discovery, Inc.) and their expected benefits, and industry trends and developments. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; can generally be identified by the use of statements that include phrases such as
“believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming business; the adverse impact on our advertising revenues as a result of changes in consumer behavior, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to our decisions to invest in new businesses, products, services and technologies, and the evolution of our business strategy; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; losses due to asset impairment charges for goodwill, content and long-lived assets, including finite-lived intangible assets; liabilities related to discontinued operations and former businesses; increasing scrutiny of, and evolving expectations for, sustainability initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; challenges in protecting and maintaining our intellectual property rights; domestic and global political, economic and regulatory factors affecting our businesses generally; the inability to hire or retain key employees or secure creative talent;
disruptions to our operations as a result of labor disputes; risks and costs associated with the integration of, and our ability to integrate, the businesses of Paramount Global and Skydance Media, LLC successfully and to achieve anticipated synergies; litigation relating to the Skydance Transactions potentially resulting in substantial costs; volatility in the price of our Class B common stock; the effect our dual-class capital structure and the concentrated ownership may have on the price of our Class B common stock or business; risks related to a private sale of a controlling interest in our Company, including that our stockholders may not realize any change of control premium on shares of our Class B common stock and that we may become subject to the control of a presently unknown third party; risks associated with our status as a
“controlled company” under Nasdaq rules, including our exemption from certain corporate governance requirements;
risks associated with the lack of voting rights of our Class B common stock; risks that anti-takeover provisions in our amended and restated certificate of incorporation (“Charter”) and amended and restated bylaws, and under Delaware law could deter, delay, or prevent a change of control; risks that exclusive forum provisions in our Charter could limit a stockholder’s choice of forum for certain claims and discourage lawsuits against our directors and officers; risks that corporate opportunity provisions in our Charter could permit certain persons to pursue competitive opportunities that might otherwise be available to us; risks associated with our holding company structure, including our dependence on distributions from our subsidiaries to meet our tax obligations and other cash requirements; disruptions the WBD
Merger may cause to our and WBD’s business and commercial relationships; the negative impact that a failure to consummate the WBD Merger could have on our business, financial condition, results of operations and stock price; the risk that the WBD Merger may be prevented or delayed or the anticipated benefits reduced if we do not obtain certain regulatory approvals; the risk that the WBD Merger Agreement may be terminated in accordance with its terms, including if any conditions to the closing of the WBD Merger are not satisfied; the risk that litigation relating to the WBD
Merger could prevent or further delay the closing of the WBD Merger or result in the payment of damages after closing;
challenges realizing synergies and other anticipated benefits expected from the WBD Merger, including integrating
WBD’s business successfully; risks to our business, financial condition or results of operations as a result of the incurrence of substantial costs and indebtedness in connection with the WBD Merger; risks of reduced ownership and economic interest by our existing stockholders as a result of the WBD Merger; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual
Report on Form 10-K and our reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this letter are made only as of the date hereof, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Financial Statement Presentation
On August 7, 2025, Paramount Global and Skydance Media, LLC (“Skydance”) became subsidiaries of
Paramount Skydance Corporation, pursuant to a transaction agreement entered into on July 7, 2024
(the transactions contemplated by the Transaction Agreement, the “Skydance Transactions”).
As a result of the new accounting basis established for Paramount Global’s net assets upon the closing of the Skydance Transactions, the results of operations and cash flows are not comparable between the Successor and Predecessor periods. Accordingly, our consolidated financial statements within our
Form 10-Q for the second quarter of 2026 are presented in two distinct periods. The periods prior to
August 7, 2025 include only Paramount Global and are identified as “Predecessor”, and the periods beginning on August 7, 2025 reflect Paramount Skydance Corporation and are identified as
“Successor”.  The presentation in this letter, the accompanying financial statements, and supplemental disclosures of non-GAAP financial measures also reflect the distinction between the Successor and
Predecessor periods.
Refer to Note 1 of our Form 10-Q for the second quarter of 2026 for additional information regarding the new accounting basis established in connection with the Skydance Transactions.

PARAMOUNT SKYDANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$6,913	$6,849	$14,260	$14,041
Costs and expenses:
Operating	4,443	4,624	9,298	9,585
Selling, general and administrative	1,443	1,401	2,854	2,944
Depreciation and amortization	364	87	726	175
Impairment charges	—	157	—	157
Restructuring and transaction- related items	188	181	291	266
Total costs and expenses	6,438	6,450	13,169	13,127
Gain on dispositions	—	—	—	35
Operating income	475	399	1,091	949
Interest expense	(255)	(214)	(493)	(431)
Interest income	29	32	67	70
Other items, net	(34)	(39)	(58)	(76)
Earnings before income taxes and equity in loss of investee companies	215	178	607	512
Provision for income taxes	(120)	(50)	(275)	(150)
Equity in loss of investee companies, net of tax	(54)	(67)	(116)	(140)
Net earnings (Parent and noncontrolling interests)	41	61	216	222
Net earnings attributable to noncontrolling interests	—	(4)	(7)	(13)
Net earnings attributable to Parent	$41	$57	$209	$209

Basic net earnings per common share attributable to Parent	$.04	$.08	$.19	$.31

Diluted net earnings per common share attributable to Parent	$.04	$.08	$.19	$.31

Weighted average number of common shares outstanding:
Basic	1,117	675	1,113	673
Diluted	1,120	680	1,119	679

PARAMOUNT SKYDANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except per share amounts)

	At	At
	June 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$1,627	$3,274
Receivables, net	6,178	6,615
Programming and other inventory	1,655	1,461
Prepaid expenses and other current assets	1,560	1,970
Total current assets	11,020	13,320
Property and equipment, net	2,216	2,195
Programming and other inventory	15,641	15,028
Goodwill	2,034	1,600
Intangible assets, net	5,649	6,238
Operating lease assets	1,033	1,126
Deferred income tax assets, net	1,347	1,282
Advance consideration for WBD acquisition	2,800	—
Other assets	2,671	2,553
Total Assets	$44,411	$43,342
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$511	$906
Accrued expenses	2,158	2,077
Participants’ share and royalties payable	2,606	2,646
Accrued programming and production costs	1,801	1,832
Deferred revenues	1,486	1,355
Debt	665	433
Other current liabilities	1,373	1,350
Total current liabilities	10,600	10,599
Long-term debt	14,491	13,225
Participants’ share and royalties payable	1,437	1,361
Pension and postretirement benefit obligations	1,169	1,185
Deferred income tax liabilities, net	68	85
Operating lease liabilities	1,046	1,150
Programming obligations	581	400
Other liabilities	2,209	2,450

Commitments and contingencies

Parent stockholders’ equity:
Class A Common Stock, par value $.001 per share; 55 shares authorized; 32 (2026 and 2025) shares issued	—	—
Class B Common Stock, par value $.001 per share; 7,000 (2026) and 5,500 (2025) shares authorized; 1,089 (2026) and 1,076 (2025) shares issued	1	1
Additional paid-in capital	13,307	13,386
Accumulated deficit	(1,544)	(1,753)
Accumulated other comprehensive income	7	59
Total Parent stockholders’ equity	11,771	11,693
Noncontrolling interests	1,039	1,194
Total Equity	12,810	12,887
Total Liabilities and Equity	$44,411	$43,342

PARAMOUNT SKYDANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Successor	Predecessor
	Six Months Ended June 30,		Six Months Ended June 30,
	2026		2025
Operating Activities:
Net earnings (Parent and noncontrolling interests)	$216		$222
Adjustments to reconcile net earnings to net cash flow provided by operating activities:
Depreciation and amortization	726		175
Impairment charges	—		157
Deferred tax provision	50		21
Stock-based compensation	161		87
Gain on dispositions	—		(35)
Equity in loss of investee companies, net of tax and distributions	118		141
Change in assets and liabilities	(767)		(429)
Net cash flow provided by operating activities	504		339
Investing Activities:
Investments	(172)		(148)
Capital expenditures	(150)		(102)
Advance consideration for WBD acquisition	(2,800)		—
Proceeds from dispositions	13		66
Other investing activities	(6)		—
Net cash flow used for investing activities	(3,115)		(184)
Financing Activities:
Borrowings under credit facility	2,700		—
Repayment of credit facility borrowings	(900)		—
Repayment of notes and debentures	(347)		—
Dividends paid on common stock	(117)		(70)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(104)		(26)
Payments to noncontrolling interests	(189)		(65)
Other financing activities	(51)		—
Net cash flow provided by (used for) financing activities	992		(161)
Effect of exchange rate changes on cash and cash equivalents	(28)		84
Net (decrease) increase in cash and cash equivalents	(1,647)		78
Cash and cash equivalents at beginning of year	3,274		2,661
Cash and cash equivalents at end of period	$1,627		$2,739

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited; in millions, except per share amounts)
Adjusted EBITDA (defined below), Adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to parent, and adjusted diluted EPS, which are measures of performance not calculated in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or “GAAP”) (together, the “adjusted measures”) exclude certain items identified as affecting comparability that are not part of our normal operations, including programming charges, impairment charges, restructuring charges, transaction-related items, other corporate matters, gain (loss) on dispositions,  gain (loss) from investments and discrete tax items, each where applicable. We define Adjusted EBITDA as net earnings (loss) attributable to Parent before interest expense and income; (provision for) benefit from income taxes; other items; equity in earnings
(loss) of investee companies, net of tax; and depreciation and amortization, adjusted to exclude stock-
based compensation expense (which is a noncash expense that management does not consider to be part of our underlying operating performance) and certain items identified as affecting comparability that are not part of our normal operations.
We use these adjusted measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted EBITDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view our performance in a manner consistent with the method used by our management;
and because they exclude items that are not representative of our normal operations, they provide a clearer perspective on underlying performance, and make it easier for investors, analysts and peers to compare our operating performance to other companies in the industry and to compare our results across reporting periods.
Because the adjusted measures are measures of performance not calculated in accordance with U.S.
GAAP, they should not be considered in isolation of, or as a substitute for, our results as reported under U.S. GAAP, including net earnings (loss), (provision for) benefit from income taxes, net earnings
(loss) attributable to Parent, and diluted EPS, as applicable, as indicators of operating performance and undue reliance should not be placed on these adjusted measures. Other companies may define these measures, including Adjusted EBITDA, differently and, as a result, our adjusted measures may not be directly comparable to similarly titled measures of other companies.
We are not able to reconcile forward-looking non-GAAP financial measures because we are unable without unreasonable efforts to accurately estimate the individual adjustments for such reconciliations, as applicable, or to quantify the probable significance of these items at this time.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)
The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with U.S. GAAP. The tax impacts on the items identified as affecting comparability in the tables below have been calculated using the tax rate applicable to each item.

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026		2025
Net earnings attributable to Parent (GAAP)	$41	$57	$209		$209
Net earnings attributable to noncontrolling interests	—	4	7		13
Equity in loss of investee companies, net of tax	54	67	116		140
Provision for income taxes	120	50	275		150
Other items, net	34	39	58		76
Interest expense, net	226	182	426		361
Gain on dispositions (a)	—	—	—		(35)
Transaction-related items (a)	153	4	256		24
Restructuring charges (a) (b)	35	177	35		242
Impairment charges (a)	—	157	—		157
Stock-based compensation (b)	72	39	152		83
Depreciation and amortization	364	87	726		175
Adjusted EBITDA (Non-GAAP)	$1,099	$863	$2,260		$1,595
(a) See notes on the following tables for additional information on items affecting comparability.
(b) Stock-based compensation expense of $9 million for both the three and six months ended June 30, 2026 (Successor), and $4 million for both the three and six months ended June 30, 2025 (Predecessor) is included in “Restructuring and transaction-related items.”

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)
Three Months Ended June 30, 2026

	Successor
	Three Months Ended June 30, 2026
	Earnings Before Income Taxes	Provision for Income Taxes	Net Earnings Attributable to Parent	Diluted EPS
Reported (GAAP)	$215	$(120)	$41	$.04
Items affecting comparability:
Restructuring charges (a)	35	(5)	30	.02
Transaction-related items (b)	153	(15)	138	.12
Discrete tax items	—	(4)	(4)	—
Adjusted (Non-GAAP)	$403	$(144)	$205	$.18
(a) Reflects severance costs associated with changes in management and aligning the business around our strategic priorities following the Skydance Transactions.
(b) Principally reflects legal, advisory, and other professional fees associated with the planned WBD Merger and related integration.
Three Months Ended June 30, 2025

	Predecessor
	Three Months Ended June 30, 2025
	Earnings Before Income Taxes	Provision for Income Taxes	Net Earnings Attributable to Parent	Diluted EPS
Reported (GAAP)	$178	$(50)	$57	$.08
Items affecting comparability:
Impairment charges (a)	157	(39)	118	.17
Restructuring charges (b)	177	(42)	135	.20
Transaction-related items (c)	4	(1)	3	.01
Discrete tax items	—	2	2	—
Adjusted (Non-GAAP)	$516	$(130)	$315	$.46
(a)  Reflects a charge to reduce the carrying values of FCC licenses in certain markets to their estimated fair values.
(b) Reflects severance costs associated with strategic changes in our global workforce.
(c) Reflects legal, advisory, and other professional fees relating to the Skydance Transactions.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)
Six Months Ended June 30, 2026

	Successor
	Six Months Ended June 30, 2026
	Earnings Before Income Taxes	Provision for Income Taxes	Net Earnings Attributable to Parent	Diluted EPS
Reported (GAAP)	$607	$(275)	$209	$.19
Items affecting comparability:
Restructuring charges (a)	35	(5)	30	.03
Transaction-related items (b)	256	(21)	235	.21
Discrete tax items	—	(8)	(8)	(.01)
Adjusted (Non-GAAP)	$898	$(309)	$466	$.42
(a) Reflects severance costs associated with changes in management and aligning the business around our strategic priorities following the Skydance Transactions.
(b) Principally reflects legal, advisory, and other professional fees associated with the planned WBD Merger and related integration.
Six Months Ended June 30, 2025

	Predecessor
	Six Months Ended June 30, 2025
	Earnings Before Income Taxes	Provision for Income Taxes	Net Earnings Attributable to Parent	Diluted EPS
Reported (GAAP)	$512	$(150)	$209	$.31
Items affecting comparability:
Impairment charges (a)	157	(39)	118	.17
Restructuring charges (b)	242	(58)	184	.27
Transaction-related items (c)	24	(1)	23	.04
Gain on dispositions (d)	(35)	2	(33)	(.05)
Discrete tax items	—	9	9	.01
Adjusted (Non-GAAP)	$900	$(237)	$510	$.75
(a) Reflects a charge to reduce the carrying values of FCC licenses in certain markets to their estimated fair values.
(b) Includes severance costs and charges for the impairment of lease assets.
(c) Reflects legal, advisory, and other professional fees relating to the Skydance Transactions.
(d) Principally reflects a gain associated with the disposition of a noncore business.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions)
Beginning in 2026, we transitioned our reporting structure into three new segments: Studios, Direct-
to-Consumer, and TV Media and updated our segment expense allocations to better reflect how we operate and make cost decisions across the business. As a result of the new accounting basis established for Paramount Global’s net assets upon the closing of the Skydance Transactions (see
Financial Statement Presentation), the GAAP basis for our segment information for the Predecessor period is based on our previous segments, Filmed Entertainment, Direct-to-Consumer, and TV
Media. To provide information consistent with how management reviews results, this letter includes non-GAAP presentations in which the 2025 Predecessor amounts have been recast under the new segment presentation and therefore constitute a non‑GAAP presentation. Reconciliations from the
GAAP presentation to this recast non-GAAP presentation are provided on the following pages.
Studios/Filmed Entertainment
Our Studios segment consists of our television and film studio operations, including CBS Studios,
Paramount Television Studios, Nickelodeon Animation, Paramount Pictures, Paramount Animation,
and Miramax, as well as Skydance Animation, Film, and Television, Paramount Sports Entertainment
and Paramount Games Studios. For the Predecessor period, our Filmed Entertainment segment was most comparable to our new Studios segment and excluded studio operations related to our TV
Media businesses, including CBS Studios and Paramount Television Studios.
Three Months Ended June 30, 2025

GAAP			Non-GAAP
	Predecessor		Predecessor
	Three Months Ended June 30,		Three Months Ended June 30,
	2025		2025
	Filmed Entertainment	Adjustments (b)	Studios
Theatrical	$254	$—	$254
Licensing and other	434	443	877
Advertising	2	2	4
Revenues	690	445	1,135

Content costs	394	343	737
Advertising and marketing	195	5	200
Other	185	44	229
Expenses	774	392	1,166

Adjusted EBITDA/Adjusted OIBDA (a)	$(84)	$53	$(31)

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions)
Period from July 1-August 6, 2025

GAAP			Non-GAAP
	Predecessor		Predecessor
	Period From July 1 - August 6,		Period From July 1 - August 6,
	2025		2025
	Filmed Entertainment	Adjustments (b)	Studios
Theatrical	$73	$—	$73
Licensing and other	202	185	387
Advertising	1	1	2
Revenues	276	186	462

Content costs	131	147	278
Advertising and marketing	106	2	108
Other	75	3	78
Expenses	312	152	464

Adjusted EBITDA/Adjusted OIBDA (a)	$(36)	$34	$(2)
(a)  In the first quarter of 2026, we renamed our primary measure of profit and loss for our operating segments from Adjusted
OIBDA to Adjusted EBITDA.
(b) Reflects the inclusion of the historical TV Media studio operations and updates to our segment expense allocations to better reflect how we operate and make cost decisions across the business.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions)
Direct-to-Consumer
Our Direct-to-Consumer segment consists of our portfolio of domestic and international pay and free streaming services, including Paramount+ and Pluto TV, as well as our domestic premium cable network, Paramount+ with Showtime. For the Predecessor period, the Direct-to-Consumer segment excluded Paramount+ with Showtime.
Three Months Ended June 30, 2025

GAAP			Non-GAAP
	Predecessor		Predecessor
	Three Months Ended June 30,		Three Months Ended June 30,
	2025		2025
	Direct-to-Consumer	Adjustments (b)	Direct-to-Consumer
Advertising	$494	$—	$494
Affiliate and subscription	1,665	104	1,769
Licensing and other	1	—	1
Revenues	2,160	104	2,264

Content costs	1,085	29	1,114
Advertising and marketing	294	11	305
Other	624	(33)	591
Expenses	2,003	7	2,010

Adjusted EBITDA/Adjusted OIBDA (a)	$157	$97	$254

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions)
Period from July 1-August 6, 2025

GAAP			Non-GAAP
	Predecessor		Predecessor
	Period From July 1 - August 6,		Period From July 1 - August 6,
	2025		2025
	Direct-to-Consumer	Adjustments (b)	Direct-to-Consumer
Advertising	$179	$—	$179
Affiliate and subscription	704	40	744
Revenues	883	40	923

Content costs	412	16	428
Advertising and marketing	114	6	120
Other	252	(14)	238
Expenses	778	8	786

Adjusted EBITDA/Adjusted OIBDA (a)	$105	$32	$137
(a)  In the first quarter of 2026, we renamed our primary measure of profit and loss for our operating segments from Adjusted
OIBDA to Adjusted EBITDA.
(b) Reflects the inclusion of our premium cable channel, Paramount+ with Showtime, which was included in the TV Media segment in 2025, and updates to our segment expense allocations to better reflect how we operate and make cost decisions across the business.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions)
TV Media
Our TV Media segment consists of our (1) broadcast operations—the CBS Television Network, our domestic broadcast television network; CBS Stations, our owned television stations; and our international free-to-air networks, including Network 10 and Channel 5; (2) domestic basic cable networks, including MTV, Comedy Central, Paramount Network, The Smithsonian Channel,
Nickelodeon, BET Media Group, CBS Sports Network, and international extensions of certain of these brands; and (3) CBS Media Ventures, which produces and distributes first-run syndicated programming. TV Media also includes a number of digital properties such as CBS News 24/7 for 24-
hour news and CBS Sports HQ for sports news and analysis. For the Predecessor period, the TV
Media segment also included television studio operations and the premium cable network,
Paramount+ with Showtime.
Three Months Ended June 30, 2025

GAAP			Non-GAAP
	Predecessor		Predecessor
	Three Months Ended June 30,		Three Months Ended June 30,
	2025		2025
	TV Media	Adjustments (b)	TV Media
Advertising	$1,657	$(2)	$1,655
Affiliate and subscription	1,780	(104)	1,676
Licensing and other	574	(451)	123
Revenues	4,011	(557)	3,454

Content costs	1,956	(380)	1,576
Advertising and marketing	116	(16)	100
Other	1,076	(210)	866
Expenses	3,148	(606)	2,542

Adjusted EBITDA/Adjusted OIBDA (a)	$863	$49	$912

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions)
Period from July 1-August 6, 2025

GAAP			Non-GAAP
	Predecessor		Predecessor
	Period From July 1 - August 6,		Period From July 1 - August 6,
	2025		2025
	TV Media	Adjustments (b)	TV Media
Advertising	$485	$(1)	$484
Affiliate and subscription	696	(40)	656
Licensing and other	247	(189)	58
Revenues	1,428	(230)	1,198

Content costs	657	(153)	504
Advertising and marketing	59	(7)	52
Other	430	(73)	357
Expenses	1,146	(233)	913

Adjusted EBITDA/Adjusted OIBDA (a)	$282	$3	$285
(a)  In the first quarter of 2026, we renamed our primary measure of profit and loss for our operating segments from Adjusted
OIBDA to Adjusted EBITDA.
(b) Reflects the transfer of the historical TV Media studio operations to the Studios segment and our premium cable channel,
Paramount+ with Showtime, to the Direct-to-Consumer segment, and updates to our segment expense allocations to better reflect how we operate and make cost decisions across the business.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions)
Free Cash Flow
Free cash flow is a non-GAAP financial measure. Free cash flow reflects our net cash flow provided by operating activities less capital expenditures. We deduct capital expenditures when we calculate free cash flow because investment in capital expenditures is a use of cash that is directly related to our operations. Our net cash flow provided by operating activities is the most directly comparable U.S.
GAAP financial measure.
Management believes free cash flow provides investors with an important perspective on the cash available to us to service debt, pay dividends, make strategic acquisitions and investments, maintain our capital assets, satisfy our tax obligations, and fund ongoing operations and working capital needs.
We believe the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. Free cash flow is one of the quantitative performance metrics used in determining our annual incentive compensation awards. In addition, free cash flow is a primary measure used externally by our investors, analysts and industry peers for purposes of valuation and comparison of our operating performance to other companies in our industry.
As free cash flow is not a measure calculated in accordance with U.S. GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.
The following table presents a reconciliation of our net cash flow provided by operating activities to free cash flow.

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2026	2025	2026	2025
Net cash flow provided by operating activities	$319	$159	$504	$339
Capital expenditures	(61)	(45)	(150)	(102)
Free cash flow (Non-GAAP)	$258	$114	$354	$237